PURCHASE AGREEMENT

Among

MegaWest Energy Corp.,

MegaWest Energy (USA) Corp.,

Deerfield Energy LLC

and

All of the Members of Deerfield Energy LLC

DATED EFFECTIVE AS OF MARCH 26, 2007

MEMBERSHIP INTEREST PURCHASE AGREEMENT ("Agreement") as of March 26, 2007, by and among MegaWest Energy Corp., a British Columbia, Canada corporation ("Parent"), MegaWest Energy (USA) Corp., a Nevada corporation wholly owned by Parent ("Buyer"), Deerfield Energy LLC, a Delaware limited liability company ("Deerfield"), all of the owners of Membership Interests (collectively, the "Sellers"), and Raymond T. Pirraglia, as the initial Representative.

DOCUMENT / ACTION	STATUS	SIGNATURES REQUIRED
Actions prior to Closing		
1. Agreement	executed	Parent, Buyer, Deerfield, Sellers & Representative
2. Filing of Form F-20	?	Parent
3. Distribution of $47,962 to Sellers (less reserve to cover expenses)	?	Deerfield
4. Distribution of 250,000 Common Shares to Sellers	?	Deerfield
Actions at Closing		
5. Escrow Agreement	signature pages missing	Escrow Agent, Parent, Buyer, Deerfield & Representative
6. Assignments of Membership Interests	executed	Sellers
7. Resignations of officers and directors of Deerfield	executed	RTP, DSK, GTS
8. Payment of $500,000 of Purchase Price to Sellers	?	Buyer
9. Payment of $300,000 of Purchase Price into Escrow	?	Buyer
10. Issuance of 4,750,000 Common Shares to Escrow Agent	?	Parent
11. Escrow Agreement between the Members and Ray Pirraglia	executed	

Members in Deerfield

1. Ake Almgren
2. DK True Energy Development Ltd.
3. James Haymour
4. Larry Hancock
5. Health Solutions Holdings Inc.

6. John Ladd
7. LPL Investments, Inc.
8. Missouri Tar Sands LLC.
9. MK Tech Solutions Inc.
10. Anthony Pirraglia
11. Raymond T. Pirraglia
12. Robert A. Pirraglia
13. Robert A. Pirraglia, As Custodian For Caitlin Pirraglia Under The Nyutma
14. Robert A. Pirraglia, As Custodian For Nicole Pirraglia Under The Nyutma
15. Red Rock Interests Ltd.
16. George T. Stapleton, II
17. Janet Young

PURCHASE AGREEMENT

Among

MegaWest Energy Corp.,

MegaWest Energy (USA) Corp.,

Deerfield Energy LLC

and

All of the Members of Deerfield Energy LLC

Table of Contents

Page

ARTICLE I. DEFINITIONS OF CERTAIN TERMS 1
ARTICLE II. PURCHASE AND SALE 9
Section 2.1 Agreement to Sell and to Purchase. 9
Section 2.2 Purchase Price. 9
Section 2.3 Certain Transfers.......... **Error! Bookmark not defined.**
Section 2.4 Work Program.......... **Error! Bookmark not defined.**
ARTICLE III. DISCLAIMERS 10
ARTICLE IV. REPRESENTATIONS AND WARRANTIES AS TO SELLERS 10
Section 4.1 Organization. 10
Section 4.2 Authorization; Enforceability. 10
Section 4.3 Conflicts. 10
Section 4.4 Bankruptcy. 10
Section 4.5 Title to Membership Interests. 11
Section 4.6 Foreign Person. 11
Section 4.7 Independent Investigation. 11
Section 4.8 Sophistication. 11
ARTICLE V. REPRESENTATIONS AND WARRANTIES AS TO Deerfield, AND THE ASSETS 12
Section 5.1 Organizational Matters; Enforceability. 12
Section 5.2 Capitalization. 12
Section 5.3 Conflicts. 12
Section 5.4 Bankruptcy. 13
Section 5.5 Subsidiaries of Deerfield. 13
Section 5.6 Compliance with Laws. 13
Section 5.7 Litigation. 13
Section 5.8 Taxes. 13
Section 5.9 Financial Statements. 14
Section 5.10 Contracts and Leases. 15
Section 5.11 Payables. 16
Section 5.12 No Suspense. 16
Section 5.13 Imbalances. 16
Section 5.14 Transfer Restrictions. 16
Section 5.15 AFEs. 16
Section 5.16 Absence of Certain Changes and Events. 16
Section 5.17 Environmental. 17
Section 5.18 Licenses. 18
Section 5.19 Brokers' Fees. 18
Section 5.20 Bank Accounts. 18
Section 5.21 Title to Assets. 18
Section 5.22 Employment Matters. 18
Section 5.23 Benefit Matters. 19
Section 5.24 PUHCA and Investment Company Act. 19
Section 5.25 Insurance. 19

Section 5.26 Undisclosed Liabilities. 19
Section 5.27 Royalties and Rentals. 20
ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER 20
Section 6.1 Organization and Capitalization. 20
Section 6.2 Authorization; Enforceability. 20
Section 6.3 Conflicts. 20
Section 6.4 Bankruptcy. 21
Section 6.5 Brokers' Fees. 21
Section 6.6 Investment Intent. 21
Section 6.7 Independent Investigation. 21
Section 6.8 Canadian Regulatory Filings. 21
Section 6.9 US Regulatory Filings. 22
Section 6.10 Litigation. 23
Section 6.11 Capital Raising. 23
ARTICLE VII. ADDITIONAL AGREEMENTS 23
Section 7.1 No Public Announcement. 23
Section 7.2 Expenses. 23
Section 7.3 Tax Matters. 24
Section 7.4 Notification of Breaches of Representations. 24
Section 7.5 Closing Deliveries. 24
Section 7.6 Sellers' Access to Records. 24
Section 7.7 Registration of the Common Shares. 25
ARTICLE VIII. INDEMNIFICATION 25
Section 8.1 Indemnification by Buyer. 25
Section 8.2 Indemnification by Sellers. 25
Section 8.3 Indemnification Procedure. 28
Section 8.4 Exclusive Remedy. 31
Section 8.5 Express Negligence. 32
ARTICLE IX. NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS 34
Section 9.1 Survival of Representations and Warranties. 34
Section 9.2 Survival of Covenants. 34
Section 9.3 Expiration of Survival Period. 34
ARTICLE X. MISCELLANEOUS 34
Section 10.1 Notices. 34
Section 10.2 Assignment and Successors. 36
Section 10.3 Entire Agreement; Amendment. 36
Section 10.4 Governing Law. 36
Section 10.5 Waiver. 36
Section 10.6 Severability. 36
Section 10.7 No Third Party Beneficiaries. 36
Section 10.8 Arbitration. 36
Section 10.9 Counterparts. 37
Section 10.10 Headings. 37
Section 10.11 Negotiated Transaction. 37
Section 10.12 Specific Performance. 37

EXHIBITS AND SCHEDULES

Exhibits

Members .... Exhibit A
Property Description .... Exhibit B
AMI .... Exhibit C
Assignment of Membership Interest .... Exhibit D
Financial Statements .... Exhibit E

Schedules

Foreign Members .... Schedule 4.6
Subsidiaries .... Schedule 5.5
Taxes .... Schedule 5.8
Contracts .... Schedule 5.10(a)
Contract Defaults .... Schedule 5.10(b)
Payables .... Schedule 5.11
AFEs .... Schedule 5.15
Bank Accounts .... Schedule 5.20
Title to Assets .... Schedule 5.21
Employee Plans .... Schedule 5.23
Insurance .... Schedule 5.25
Undisclosed Liabilities .... Schedule 5.26

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 26, 2007, by and among, MegaWest Energy Corp., a British Columbia, Canada corporation ("Parent"), MegaWest Energy (USA) Corp., a Nevada corporation wholly owned by Parent ("Buyer"), Deerfield Energy LLC, a Delaware limited liability company ("Deerfield"), the parties set forth on Exhibit A, constituting all of the owners of Membership Interests (each individually, a "Seller", and collectively, the "Sellers"), and Raymond T. Pirraglia, as the initial Representative.

RECITALS:

WHEREAS, the Sellers, collectively, own all of the Membership Interests; and

WHEREAS, the Sellers desire to sell the Membership Interests to Buyer, and Buyer desires to purchase the same, all upon the terms and subject to the conditions set forth herein; and

WHEREAS, in connection with the purchase and sale of the Membership Interests, Deerfield proposes to make various conveyances of oil and gas Leases as described herein and to enter into various agreements as described herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning given such terms in Article I;

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS OF CERTAIN TERMS

In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits hereto and any Schedule:

"***Affiliate***" shall mean, with respect to any specified Person, any Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For the purpose of the immediately preceding sentence, the term "control" means the power to direct or cause the direction of the management of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. For purposes of this Agreement and notwithstanding anything herein to the contrary, prior to Closing, Deerfield shall be considered an Affiliate of each Seller, and from and after Closing, Deerfield shall be considered an Affiliate of Buyer and not Sellers.

"***Agreement***" shall have the meaning given such term in the introduction to the Agreement.

"*AMI*" means the area of mutual interest as defined in Exhibit C.

"*Assets*" shall mean all assets owned by Deerfield, including, but not limited to, all of Deerfield's rights, titles and interests in, to and under lands, leases and wells, working interests, operating rights, mineral interests, overriding royalty interests, reversionary interests, net profits interests, net revenue interests, and any other similar or dissimilar interests, the undivided interests therein and the underlying oil, gas and mineral leasehold estates associated therewith, together with rights in any pooled or unitized acreage by virtue of any lands covered by the Leases being a part thereof, including, but not limited to, all of Deerfield's rights, titles and interests in, to, under and derived from:

(a) its oil, gas and mineral leases and other mineral leases and the leasehold estates created thereby (collectively, the "Leases"), together with corresponding interests in and to all the property and rights incident thereto, including all rights in any pooled or unitized acreage by virtue of the Leases being a part thereof, all production from the pool or unit allocated to any such Leases, and all interests in any wells within the pool or unit associated with the Leases;

(b) all fee mineral interests (collectively, the "Mineral Interests"), together with corresponding interests in and to all property and rights incident thereto, including all rights in any pooled or unitized acreage by virtue of the Mineral Interests being a part thereof, all production from the pool or unit allocated to any such Mineral Interests, and all interests in any wells within the pool or unit associated with the Mineral Interests;

(c) the equipment and other personal and mixed property (including liquid hydrocarbon inventory in tanks), improvements, easements, rights-of-way, permits, licenses, servitudes and any other estates situated in or upon, or used or useful, or held for future use in connection with the exploration, development and production of oil, gas and other minerals, sulfur, associated gas from any of the Leases or the treatment, storage or transportation of such substances therefrom, including wells, casing, tubing, derricks, tanks, batteries, boilers, separators, rods, dehydrators, compressors, pumps, flow lines, water lines, gas lines, buildings, field offices, fixtures, machinery, gas production, gathering or processing equipment, systems or pipelines, gas marketing systems or pipelines, power lines, telephone and telegraph lines, and all other fixtures and improvements, currently located on the Leases or lands pooled therewith or located thereon as of the Closing Date;

(d) all Basic Documents;

(e) all easements, rights-of-way, licenses, authorizations, permits, and similar rights and interests applicable to, or used or useful in connection with, any or all of the above-described interests;

(f) all Records;

(g) all oil, gas and associated liquid and gaseous hydrocarbons stored upon or produced from the Leases from and after the Closing Date;

(h) all warehouse stock and other material and equipment held for or related to operations on the Assets or acreage pooled thereunder;

(i) salt water disposal systems associated with the Assets and the operations thereon or on acreage pooled therewith; and

(j) all seismic, geological and geophysical data relating to the Assets, including, but not limited to, the regional geological studies prepared by or for Deerfield and its Affiliates with respect to a portion of the AMI.

"***Assignment of Membership Interest***" means the Assignment of Membership Interest in the form of Exhibit D.

"***Basic Documents***" shall mean all Leases; joint operating agreements; development agreements; oil, gas, liquids, casinghead gas and condensate purchase, sales, processing, gathering, treatment, compression, and transportation agreements; farm-out or farm-in agreements; joint venture, limited or general partnerships; dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; servicing contracts, easement and right-of-way agreements; easements, rights-of-way, permits, licenses, servitudes or other interests appertaining to the Leases; and all other executory contracts and agreements relating to the Assets.

"***Business Day***" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware are authorized by Law to close.

"***Buyer***" shall have the meaning given such term in the introduction to this Agreement.

"***Buyer Group***" shall have the meaning given such term in Section 8.2.

"***Canadian Jurisdictions***" shall have the meaning given such term in Section 6.8.

"***Closing***" shall have the meaning given such term in Section 2.1(b).

"***Closing Date***" shall have the meaning given such term in Section 2.1(a).

"***Code***" shall mean the Internal Revenue Code of 1986 as amended.

"***Commission***" shall have the meaning given such term in Section 6.9.

"***Common Shares***" shall mean the common shares of Parent, without par value.

"***Deductible Amount***" shall have the meaning given such term in Section 8.3(a).

"***Deerfield***" shall have the meaning given such term in the introduction.

"***Deerfield Agreement***" shall mean the Operating Agreement between Deerfield and its members dated September 8, 2005, as amended by the First Amendment to Operating Agreement dated May 1, 2006.

"***Deerfield Financial Statements***" shall mean the unaudited financial statements of Deerfield as of December 31, 2006 attached as Exhibit E.

"***Defective Asset***" shall mean any Asset that does not have Defensible Title or with respect to which there are any potential Losses as a result of title issues or Encumbrances, including, without limitation, Encumbrances not specifically acknowledged in the Fauvergue Development Agreement or the Ida Development Agreement.

"***Defensible Title***" shall mean as to the Assets, such title held by Deerfield that, subject to and except for the Permitted Encumbrances: (i) entitles Deerfield to receive not less than the "net revenue interest" set forth in Exhibit B for any Warranty Interest of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from such Warranty Interest, and (iii) is free and clear of Encumbrances.

"***Demand for Arbitration***" shall have the meaning given such term in Section 10.8.

"***Development Agreements***" shall mean the Fauvergue Development Agreement and the Ida Development Agreement, collectively.

"***Dunn-Norman Agreement***" shall mean the Consulting Agreement dated December 9, 2005 by and between Deerfield and Shari Dunn-Norman.

"***Employee Plans***" shall mean any bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefit, profit sharing, pension or retirement plan, program, agreement or arrangement, or any other benefit plan of any kind whatsoever that is provided to employees, consultants or former employees or consultants of Deerfield, or their beneficiaries, and each other "employee benefit plan" as defined in Section 3(3) of ERISA, whether formal or informal, written or oral and whether contributed to, or required to be contributed to, by Deerfield.

"***Encumbrances***" shall mean pledges, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

"***Environmental Defect***" shall mean a condition with respect to the Assets that constitutes a violation of Environmental Law; provided that an Environmental Defect shall not be deemed to exist for the purposes of this Agreement unless the estimated Lowest Cost Response for remedying such Environmental Defect exceeds Ten Thousand Dollars ($10,000.00).

"***Environmental Laws***" shall mean all Laws relating to (a) the control of any potential pollutant or protection of the air, water, land or protected species, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful.

"***ERISA***" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"***ERISA Affiliate***" means any entity, whether or not incorporated, that is under common control with a Person within the meaning of Section 4001 of ERISA or is part of a group that includes such Person and that is treated as a single employer under Section 414 of the Code.

"***Escrow Agent***" shall have the meaning given such term in Section 2.2.

"***Escrow Period***" shall have the meaning given such term in Section 8.3(e).

"***Exchange Act***" shall have the meaning given such term in Section 6.9.

"***Fauvergue Development Agreement***" means that Enhanced Oil Recovery Development Agreement dated as October 3, 2005 by and between Deerfield and George and Earleen Fauvergue, as amended by the First Amendment to Enhanced Oil Recovery Agreement dated March 2, 2006.

"***Form Filing***" shall mean the filing of Form 20-F in accordance with the requirements set forth in Rule 13a-19 or Rule 15d-19 under the Exchange Act (17 CFR 240.13a-19 and 240.15d-19) by Parent.

"***GAAP***" means United States generally accepted accounting principles.

"***Governmental Entity***" shall mean any national, state or local government or any subdivision thereof or any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"***Hazardous Materials***" means any "hazardous substance," "pollutant or contaminant," and "petroleum" and "natural gas liquids" as those terms are defined or used in section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, and any other material regulated under any Environmental Law because of its effect or potential effect on public health and the environment, including without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials and wastes generated during the production of oil and gas.

"***Ida Development Agreement***" means that Enhanced Oil Recovery Development Agreement dated as May 31, 2006 by and between Deerfield and Ida Children's Trust.

"***Indemnifiable Loss***" shall have the meaning given such term in Section 8.8.

"***Indemnitee***" shall have the meaning given such term in Section 8.4.

"***Indemnitor***" shall have the meaning given such term in Section 8.4.

"***Indemnity Claim***" shall have the meaning given such term in Section 8.4.

"***Indemnity Claim Notices***" shall have the meaning given such term in Section 8.4.

"***Indemnity Escrow Fund***" shall have the meaning given such term in Section 2.2(b).

"***Indemnity Escrow Termination Date***" shall have the meaning given such term in Section 8.3(e).

"***Indemnity Escrowed Cash***" shall have the meaning given such term in Section 2.2(b).

"***Indemnity Escrowed Shares***" shall have the meaning given such term in Section 2.2(b).

"***Indemnity Payment***" shall have the meaning given such term in Section 8.8.

"***Knowledge***" or "***Known***" shall mean, with respect to a Seller, the actual knowledge (without investigation) of such Seller.

"***Law***" shall mean any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation, order, judgment, writ, injunction or decree enacted, adopted, issued or promulgated by any Governmental Entity.

"***Leases***" shall have the meaning given such term in the definition of Assets in this Article I and shall also include those agreements granting or leasing Deerfield the right to produce coalbed methane gas.

"***Long Agreement***" shall mean the Consulting Agreement dated December 1, 2005 by and between Deerfield and James R. Long as amended pursuant to the First Amendment to Consulting Agreement dated December 1, 2006.

"***Loss Payment***" shall have the meaning given such term in Section 8.3(d).

"***Losses***" shall have meaning given to such term as set forth in Section 8.1.

"***Lowest Cost Response***" shall mean the response required or allowed under Environmental Laws that addresses the condition present at the lowest cost (considered as a whole taking into consideration any material negative impact such response may have on the operations of the relevant assets and any potential material additional costs or liabilities that may likely arise a result of such response) as compared to any other response that is consistent with Environmental Laws.

"***Majority***" shall have the meaning given such term in Section 8.5(c).

"***Material Adverse Effect***" shall mean, with respect to a specified Person, a material adverse effect on the business, operations, assets, or properties of such Person; provided, however, that any changes in oil, gas or other hydrocarbon commodity prices or any event or condition impacting the economy in general (in each case) shall not be deemed a Material Adverse Effect.

"***Material Contracts***" shall have the meaning given such term in Section 5.10.

"***Membership Interests***" shall mean the membership interests in Deerfield as set forth on Exhibit A and includes, without limitation, all voting, distribution and other rights of a member of Deerfield.

"***Mineral Interests***" shall have the meaning given such term in the definition of Assets in this Article I.

"***New Shares***" shall have the meaning given such term in Section 8.3(e).

"***Organizational Documents***" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of formation and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

"***Parent***" shall have the meaning given such term in the introduction to this Agreement.

"***Parent Financial Statements***" shall have the meaning given such term in Section 6.9.

"***Parent SEC Documents***" shall have the meaning given such term in Section 6.9.

"***Permitted Encumbrances***" shall mean any or all of the following: (a) lessor's royalties, overriding royalties, division orders, reversionary interests and other similar burdens that do not operate to reduce the "net revenue interest" of Deerfield in and to any Warranty Interest to less than the amount set forth in Exhibit B for such Warranty Interest or increase the "working interest" of Deerfield in and to any Warranty Interest to greater than the amount set forth in Exhibit B for such Warranty Interest (without a corresponding increase in the "net revenue interest" for such Warranty Interest); (b) easements, rights-of-way, servitudes, permits, surface leases, surface use restrictions and other surface uses and impediments on, over or in respect of any of the Assets, provided that they do not interfere materially with the ownership, operation, value, or use of the property affected; and (c) rights reserved to or vested in any Governmental Entity, to control or regulate any of the Assets in any manner, and all applicable Laws, of any Governmental Entity.

"***Person***" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

"***PUHCA***" shall have meaning given such term in Section 5.24.

"***Purchase Price***" shall have the meaning given such term in Section 2.2(a).

"***Records***" shall include, with respect to Deerfield, all lease files, land files, well files, gas and oil sales contract files, gas processing files, accounting records and information relating to the production from and expenses attributable to the Assets, abstracts, title opinions, well logs, cores, technical, operating and production data, and all other books, files and records, information, and data (including engineering, geophysical and geological data), and all rights thereto, of Deerfield insofar as the same are related to any of the Assets, to the extent the transfer thereof is not prohibited by existing contractual obligations with Third Parties.

"***Regulatory Authorities***" shall have the meaning given such term in Section 6.8.

"***Regulatory Filings***" shall have the meaning given such term in Section 6.8.

"***Release***" shall mean depositing, disposing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating or dumping.

"***Representative***" shall have the meaning given such term in Section 8.5.

"***Securities Act***" shall have the meaning given such term in Section 6.8.

"***Seller Group***" shall have the meaning given such term in Section 8.1.

"***Seller Percentage***" shall mean, with respect to each Seller, the percentage set forth next to such Seller's name on Exhibit A.

"***Sellers***" shall have the meaning given such terms in the recitals to this Agreement.

"***Subsidiaries***" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which a majority of the shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership, limited liability company or other entity are owned directly or indirectly by such Person.

"***Tax Return***" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

"***Taxes***" shall mean any federal, state, local or foreign income, gross receipts, license, profits, franchise, withholding, payroll, employment, social security, disability, occupation, environmental, sales, use, transfer, registration, alternative and similar taxes and assessments, and ad valorem, property, production, excise, severance, windfall profit and similar taxes and assessments based upon or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom, or other tax of any kind whatsoever, including any interest, penalties or additions thereto, whether disputed or not and including any obligations to indemnity or otherwise assume or succeed to the tax of any other Person.

"***Third Party***" shall mean any Person other than a party to this Agreement or an Affiliate of a party to this Agreement.

"***Third Party Claim***" shall have the meaning given such term in Section 8.4.

"***Title Defect***" shall mean any encumbrance, encroachment, irregularity, or defect in Deerfield's title to the Assets that alone or in combination with other defects in title renders Deerfield's title to the Assets or part thereof to be less than Defensible Title; provided that a Title Defect shall not be deemed to exist for the purposes of this Agreement unless the estimated cost to remedy such Title Defect exceeds [Ten Thousand Dollars ($10,000.00)].

"***Trading Day***" means a day on which the Common Shares are traded on a public stock exchange.

"***Transaction Fees***" shall have the meaning given such term in Section 7.2.

"***Warranty Interest***" shall mean either a Lease or Mineral Interest described on Exhibit B.

ARTICLE II.
PURCHASE AND SALE

Section 2.1 Agreement to Sell and to Purchase.

(a) Within fourteen days of the Form Filing, on a date to be agreed to by the parties, but in any case no later than April 10, 2007 (the "Closing Date"), upon the terms and subject to the conditions contained herein, each Seller shall transfer, sell, assign and convey to Buyer, and Buyer shall purchase from such Seller, the Membership Interests held by such Seller.

(b) The execution of this Agreement and the closing of the sale and purchase under this Agreement ("Closing") shall take place at the offices of Haynes and Boone L.L.P., 1221 McKinney Street, Suite 2100, Houston, Texas 77010 at 10:00 a.m. Texas time on the Closing Date.

Section 2.2 Purchase Price.

(a) In consideration of the transfer to Buyer of the Membership Interests, Buyer shall pay to Sellers Eight Hundred Thousand US Dollars (US$800,000.00), and shall issue to Sellers 4,750,000 of Parent's fully paid and non-assessable Common Shares, in the aggregate (the "Purchase Price") subject to the provisions of Section 2.2(b).

(b) At Closing, Buyer (i) shall pay Five Hundred Thousand US Dollars (US$500,000.00) of the cash portion of the Purchase Price to the Sellers in cash in immediately available funds by wire transfer (to accounts and in amounts as shall be directed in writing by Deerfield, on behalf of Sellers prior to Closing), and (ii) shall deliver to a segregated escrow account with an escrow agent designated by the Buyer and reasonably approved by the Representative (the "Escrow Agent") Three Hundred Thousand US Dollars (US$300,000.00) ("Indemnity Escrowed Cash") and a certificate for 4,750,000 of Parent's fully paid and non-assessable Common Shares to which the Sellers are entitled as the Purchase Price pursuant to Section 2.2(a) ("Indemnity Escrowed Shares"), which cash and certificate shall be held by the Escrow Agent in such account for the purpose of securing the indemnification obligations of the Sellers under Article VIII of this Agreement ("Indemnity Escrow Fund"). The Buyer shall show the Indemnity Escrowed Cash as paid and the Indemnity Escrowed Shares as issued and outstanding on its balance sheet. Any dividends or distributions paid in cash with respect to the Indemnity Escrowed Shares shall not be deposited into the Indemnity Escrow Fund, but instead shall be paid to the Sellers in accordance with their respective Seller Percentages. The Indemnity Escrow Fund and its disposition shall be governed by the terms of Article VIII, and shall be available to compensate the Buyer Group for Losses claims made pursuant to Article VIII. Each Seller's proportionate interest in the Indemnity Escrowed Cash and Indemnity Escrowed Shares deposited into the Indemnity Escrow Fund shall be based upon such Seller's Seller Percentage. The Indemnity Escrowed Shares shall be registered in the name of the Escrow Agent, as escrow agent, for so long as they constitute part of the Indemnity Escrow Fund and, upon distribution to any Seller, shall be registered in the name of such Seller. The Indemnity Escrow Fund shall be

distributed at the times and in the manner as shall be specified in Article VIII. Buyer shall bear all costs and expenses with respect to the establishment and maintaining of the escrow account.

ARTICLE III.
DISCLAIMERS

Buyer acknowledges and agrees that, except as otherwise expressly set forth in Article IV or V of this Agreement, none of Sellers nor any Affiliate of any Seller makes any representation or warranty, express, statutory, implied or otherwise with respect to any matters whatsoever, including without limitation, the Assets or the Membership Interests.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES AS TO SELLERS

Each Seller hereby represents and warrants to Buyer, as to itself only, as follows; provided that the Sellers' aggregate liability and responsibility for such representations is to be borne by each of the Sellers severally based on the Seller's Percentage, and not jointly and severally:

Section 4.1 Organization.

If such Seller is not an individual, such Seller is an entity duly organized or formed, validly existing and in good standing under the Laws of the state of its organization or formation, with full power to carry on its business as it is conducted and to own, lease and operate its assets.

Section 4.2 Authorization; Enforceability.

Such Seller has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of such Seller's obligations hereunder have been duly and validly authorized by such Seller. This Agreement and all other agreements and instruments to be executed by such Seller in connection herewith have been duly executed and delivered by Seller, and constitute legal, valid and binding obligations of such Seller, enforceable against such Seller, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

Section 4.3 Conflicts.

Such Seller's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not and do not (with or without notice or lapse of time): (a) violate or conflict with any provision of such Seller's or Deerfield's Organizational Documents (if any); (b) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which such Seller or Deerfield is a party or by which it is bound; (c) violate or conflict with any applicable Law, or (d) result in the creation or imposition of any lien or security interest on any of the Assets.

Section 4.4 Bankruptcy.

There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by, or threatened against, such Seller.

Section 4.5 Title to Membership Interests.

(a) Such Seller owns beneficially and of record, the Membership Interests set forth opposite such Seller's name in Exhibit A and such Membership Interests will be transferred to Buyer free and clear of all Encumbrances. Except as provided in the Deerfield Agreement, none of the Membership Interests held by such Seller is subject to any restriction with respect to its transferability (other than restrictions on transfer under applicable federal and state securities Laws). Such Seller has consented to the sale by each other Seller of such other Seller's interests in Deerfield, waived any right of first offer with respect to such sale, and consents to the admission of Buyer or its permitted assigns as a member of Deerfield.

(b) Except as provided in the Deerfield Agreement, there are no outstanding or authorized options, warrants, subscriptions, calls, puts, preemptive rights, subscription rights, "phantom" stock, rights of first refusal, conversion or other rights, contracts, agreements, commitments or understandings of any kind respecting Deerfield held by such Seller or obligating such Seller to sell, purchase or return any ownership interest in Deerfield or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any ownership interest in Deerfield.

Section 4.6 Foreign Person.

Except as provided in Schedule 4.6, such Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

Section 4.7 Independent Investigation.

Such Seller is acquiring the Common Shares for its own account and with the intention of holding the Common Shares solely for investment. Such Seller acknowledges that the Common Shares have not been, and will not be, registered under the Securities Act of 1933, or any state securities Laws. Such Seller is able to bear the risk of an investment in the Common Shares, including risks associated with holding the Common Shares for an extended period of time. No such Seller has an intention as of the date hereof of selling the Common Shares in a public distribution in violation of federal securities Laws or any applicable state securities Laws.

Section 4.8 Sophistication.

Such Seller is sophisticated in the evaluation, purchase, and ownership of securities for investment. In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, subject to the express representations of Buyer and Parent in Article VI, such Seller (a) has relied or shall rely on its own independent investigation and evaluation of the Common Shares and the Parent and (b) has satisfied or shall satisfy itself as to the investment in the Common Shares. Such Seller is a resident of the state listed under such Seller's name on the signature pages hereof.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES AS TO DEERFIELD AND THE ASSETS

Sellers and Deerfield hereby represent and warrant to Buyer as follows; provided that the Sellers' aggregate liability and responsibility for such representations is to be borne by each of the Sellers severally based on the Seller's Percentage, and not jointly and severally:

Section 5.1 Organizational Matters; Enforceability.

(a) Deerfield is a limited liability company, duly formed and validly existing and in good standing under the Laws of the State of Delaware, with full power to carry on its business as it is conducted, and to own, lease and operate its assets. Deerfield is duly authorized to do business in such other jurisdictions in which Deerfield is required to be so authorized. The Organizational Documents and all amendments thereto of Deerfield have made available to Buyer for review and are accurate and complete.

(b) Deerfield has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Deerfield of its obligations hereunder have been duly and validly authorized by Deerfield. This Agreement and all other agreements and instruments to be executed by Deerfield in connection herewith and therewith have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors' rights generally or by the principles governing availability of equitable remedies.

Section 5.2 Capitalization.

All of the Membership Interests are owned by the Sellers. Except as provided in the Deerfield Agreement, there are no outstanding or authorized options, warrants, subscriptions, calls, puts, conversion or other rights, contracts, agreements, commitments or understandings of any kind respecting the Membership Interests or obligating a Seller to sell, purchase or return any of the Membership Interests or any other securities convertible into, exchangeable for or evidencing the right to subscribe for the Membership Interests or any other ownership interest in Deerfield.

Section 5.3 Conflicts.

The execution, delivery, and performance of this Agreement and the transactions contemplated hereby by Sellers and Deerfield will not and do not (with or without notice or lapse of time): (a) violate or conflict with any provision of any of the Organizational Documents of such Person; (b) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which such Person is a party or by which any of its assets, including the Assets is bound, (c) violate or conflict with any applicable Law, and (d) result in the creation or imposition of any lien or security interest on any of the Assets.

Section 5.4 ***Bankruptcy.***

There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by, or threatened against Deerfield.

Section 5.5 ***Subsidiaries of Deerfield.***

Except as set forth in Schedule 5.5, Deerfield has no Subsidiaries and has no direct or indirect equity interest in any Person.

Section 5.6 ***Compliance with Laws.***

Deerfield and its use and occupancy of its Assets are in compliance in all material respects with all Laws to which such entity or its business, operations, Assets or properties is subject. Since December 31, 2005, Deerfield has not received any written notice or claim that such entity is not in compliance with any applicable Law to which such entity or its business, operations, Assets or properties is subject. This Section 5.6 does not cover or include any matters with respect to Environmental Laws, such matters being addressed exclusively in Section 5.17.

Section 5.7 ***Litigation.***

As of the date hereof, there is no suit, action, investigation or other proceeding pending, at law or in equity, or to Sellers' Knowledge, threatened, by or before any Governmental Entity, against Deerfield or any of its Assets seeking equitable relief or monetary damages in excess of $10,000. Neither Deerfield nor any of its current or former officers, managers, employees, agents or representatives, has been notified in writing by any Governmental Entity that he/she/it is currently the subject of an investigation by any Governmental Entity. Deerfield is not a party to any outstanding judgment, writ, decree, injunction or order of any Governmental Entity. As of the date hereof, there are no suits, actions, proceedings (at law or in equity) or investigations pending or, to the Knowledge of the Sellers, threatened, by or before any Governmental Entity seeking to, or that would reasonably be expected to, prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement. There is no pending suit, action or other proceeding (at law or in equity) by or before any Governmental Entity that has been brought by Deerfield against any Person.

Section 5.8 ***Taxes.***

Except as set forth on Schedule 5.8:

(a) Deerfield has filed all Tax Returns that it was required to file under applicable Laws and all such Tax Returns have been prepared in substantial compliance with all applicable Laws. All Taxes due and owing by Deerfield (whether or not shown on any Tax Return) have been paid. Deerfield currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Deerfield does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Deerfield.

(b) Deerfield has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, member, or other third party.

(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Deerfield. Deerfield has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Deerfield has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) written request for information related to Tax matters, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Deerfield, in any case that is currently outstanding. Deerfield has made available to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Deerfield filed or received since December 31, 2005.

(d) Deerfield has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Deerfield is not a party to or bound by any Tax allocation or sharing agreement. Deerfield (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f) Since the date of the Deerfield Financial Statements, Deerfield has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, except the ordinary course of business consistent with past custom and practice.

(g) Deerfield will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; or (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date.

(h) Deerfield has not distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

Section 5.9 Financial Statements.

Sellers have delivered to Buyer an unaudited balance sheet of Deerfield as at December 31, 2006, and the related unaudited statements of income, change in owners' equity and cash flow for the year ended December 31, 2006 and for the period from the inception of Deerfield to December 31, 2006, including in each case the notes thereto. The Sellers agree to deliver to Buyer within thirty (30) days of the Closing Date a compiled balance sheet of Deerfield as at the Closing Date, and the related compiled statements of income, change in owners' equity and cash flow for

the period from January 1, 2007 to the Closing Date and from the inception of Deerfield to the Closing Date, including in each case the notes thereto.

Section 5.10 ***Contracts and Leases.***

(a) Excluding any (i) Leases, (ii) Mineral Interests and (iii) joint operating agreements, Schedule 5.10(a) sets forth all contracts of the type described below to which Deerfield is a party or the Assets are bound (collectively, all of such contracts, the "Material Contracts"):

(i) any contract or permit that can reasonably be expected to result in aggregate payments by Deerfield of more than Ten Thousand Dollars ($10,000.00) during the current or any subsequent fiscal year;

(ii) any contract that can reasonably be expected to result in aggregate revenues to Deerfield of more than Ten Thousand Dollars ($10,000.00) during the current or any subsequent fiscal year;

(iii) any indenture, mortgage, loan, note, credit or similar contract to which Deerfield is bound or to which any of the Assets is subject (whether Deerfield is the borrower, lender or guarantor) and all related security agreements or similar agreements associated therewith;

(iv) any contract that constitutes a lease under which Deerfield is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Deerfield without penalty upon sixty (60) days or less notice and (B) involves an annual base rental of more than Five Thousand Dollars ($5,000.00);

(v) any contract pending for the acquisition or disposition, directly or indirectly (by merger or otherwise), of the Assets with a value in excess of Five Thousand Dollars ($5,000.00) (other than inventory or sales of hydrocarbons);

(vi) any non-competition agreement or other similar agreement that limits or will limit Deerfield, Buyer or any of its Subsidiaries from engaging in the business of Deerfield after Closing;

(vii) any employment or severance agreement;

(viii) except for any Employee Plan, any contract or agreement between Deerfield, on the one hand, and any Seller, any Affiliate of any Seller, or any officer, director or manager of Deerfield, Seller or any Affiliate of Seller, on the other hand: and

(ix) any contract granting any power of attorney with respect to the affairs of Deerfield other than the Deerfield Agreement.

(b) Except as set forth in Schedule 5.10(b), Deerfield is not and, to Sellers' Knowledge, no other party, is in breach or default under any Material Contract. No Third Party has given Deerfield or any Seller written notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Material Contract.

Section 5.11 Payables.

Except (a) as set forth in Schedule 5.11, or (b) for revenues which are being suspended in accordance with applicable Law, as of the date hereof, all oil and gas production proceeds due by Deerfield to others from the Assets, including, without limitation, all royalties, overriding royalties and net profits interests, have been paid in compliance with all of the terms and conditions of the applicable Leases and other applicable instruments.

Section 5.12 No Suspense.

To Sellers' Knowledge, proceeds from the sale of all oil, condensate and gas produced from the Assets are being received by Deerfield and are not being held in suspense by a Third Party for any reason.

Section 5.13 Imbalances.

There exists no imbalance regarding production taken or marketed from any Lease, nor any unsettled pipeline imbalance, which could result in (a) a portion of Deerfield's interest in production therefrom (in the case of any Lease) to be taken or delivered after the Closing Date without Deerfield receiving payment therefor and at the price it would have received absent such imbalance; (b) Deerfield being obligated to make payment to any Person as a result of such imbalance; or (c) production being shut-in or curtailed after the Closing Date due to non-compliance with allowables, production quotas, proration rules, or similar orders or regulations of Governmental Entities; and Deerfield will not be obligated, by virtue of any prepayment arrangement, take-or-pay agreement, or similar arrangement, to deliver hydrocarbons produced from the Assets at some future time without then receiving full payment therefor.

Section 5.14 Transfer Restrictions.

Except as set forth in the Deerfield Agreement, there are no preferential rights of purchase, consents to assign in favor of Third Parties, approvals of Governmental Entities or other restrictions on the transfer of the Membership Interests contemplated by this Agreement.

Section 5.15 AFEs.

Except as disclosed in Schedule 5.15, there are no outstanding authorities for expenditures with respect to the Assets as of the date set forth in such Schedule that are in excess of Five Thousand Dollars ($5,000.00).

Section 5.16 Absence of Certain Changes and Events.

Since the date of the Deerfield Financial Statements Deerfield has not:

(a) amended its Organizational Documents;

(b) increased any bonuses, salaries, or other compensation to any member, director, manager, officer, or employee or entered into any employment, severance, or similar contract with any director, officer, or employee;

(c) except for amendments and modifications that are not material or required under applicable Law, adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of the directors, officers and employees of Deerfield, or taken any such action with respect to any other Employee Plan;

(d) cancelled, compromised, waived or released any claims or rights with a value in excess of Five Thousand Dollars ($5,000.00);

(e) made any change in the accounting methods or principles;

(f) borrowed or agreed to borrow any funds or issued any note, bond or other debt security, or incurred or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(g) merged or consolidated with any other Person;

(h) made any loan to, or entered into any other agreement with, any of the directors, officers or employees;

(i) made any other material change in employment terms for any of its members, directors, managers, officers or employees;

(j) paid any dividends or made any distributions in respect of the Membership Interests;

(k) transferred, sold, mortgaged, pledged or disposed of any material Asset other than the sale of hydrocarbons in the ordinary course of business and the transfers contemplated by Section 2.3 hereof; or

(l) entered into any agreement, whether oral or written, to do any of the foregoing.

Section 5.17 Environmental.

(a) To the Knowledge of the Sellers, the Assets and Deerfield are free of any Environmental Defects, except as would not reasonably be expect to have a Material Adverse Effect on Deerfield or the Assets.

(b) With respect to the Assets Deerfield has not entered into, or is subject to, any agreements, consents, orders, decrees, judgments or other directives of Governmental Entities in existence at this time based on any Environmental Laws.

(c) Deerfield has not received written notice from any Person of, and no investigation or written claim is pending regarding, any Release, disposal, event, condition, circumstance, activity, practice or incident concerning Deerfield, the Assets, Deerfield's current or prior operations or any land, facility, asset or property currently or formerly owned or leased by Deerfield and alleging either (i) a violation of Environmental Law, including common law, or (ii) obligations, including remediation or other liabilities under Environmental Law, except, in the

case of either clause (i) or (ii) hereof, as would not reasonably be expected to have a Material Adverse Effect on Deerfield or the Assets.

(d) There has been no Release on or from the Assets or on or from any property currently or, to Sellers' Knowledge, formerly owned, or operated by Deerfield of any Hazardous Materials in any substantial amount or concentration that is reasonably likely to give rise to a substantial remediation obligation

(e) To Sellers' Knowledge, Deerfield or an operator of the Assets, holds those licenses, permits, or other authorizations necessary under Environmental Laws to carry on operations connected with the Assets to the extent of and as currently conducted, except where the failure to obtain such licenses, permits, or other authorizations could not reasonably be expect to have a Material Adverse Effect on Deerfield or the Assets.

Section 5.18 Licenses.

To Sellers' Knowledge, Deerfield or an operator of the Assets, holds those licenses, permits, or other authorizations necessary to carry on operations connected with the Assets as currently conducted, except where the failure to obtain such licenses, permits, or other authorizations could not reasonably be expect to have a Material Adverse Effect on Deerfield or the Assets.

Section 5.19 Brokers' Fees.

Deerfield has not incurred and will not incur any liability, contingent or otherwise, for brokers' or finders' fees in respect of transactions contemplated hereby. No Seller or any Affiliate of any Seller has incurred or will incur any liability, contingent or otherwise, for brokers' or finders' fees in respect of the transactions contemplated hereby.

Section 5.20 Bank Accounts.

Schedule 5.20 sets forth (a) the name of each financial institution in which Deerfield has deposit or checking accounts or safe deposit boxes and (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto.

Section 5.21 Title to Assets.

Except as set forth in Schedule 5.21, Deerfield's respective title to the Assets are free of any Title Defects.

Section 5.22 Employment Matters.

Deerfield is in material compliance with all Laws relating to the employment of labor, including all such Laws, relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding or Social Security taxes and similar taxes. Deerfield is not a party to any labor or collective bargaining agreement respecting its employees. No labor organization or group of employees has

made a pending demand for recognition, there are no representation proceedings pending with a labor relations tribunal and there is no actual or threatened organizing activity respecting the employees of Deerfield. There are no strikes, work stoppages, slow-downs, lockouts or other labor disputes respecting Deerfield's employees. There are no complaints, charges, claims or grievances, pending or threatened, arising out of the employment relationships respecting the employees of Deerfield. Sellers have provided to Buyer a complete and accurate list of the following information for each employee of Deerfield (including each such employee on leave of absence or layoff status) as of December 31, 2006: name; job title; current compensation; accrued vacation and sick days; and service credited for benefit purposes and severance obligations. No bonuses or other amounts shall be payable to employees of Deerfield in connection with the Closing.

Section 5.23 ***Benefit Matters.***

Except as provided in Schedule 5.23, Deerfield does not sponsor or participate in any Employee Plans.

Section 5.24 ***PUHCA and Investment Company Act.***

Deerfield is not (a) a "holding company," or a "subsidiary company" of a "holding company" that is subject to the registration requirements of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") or an affiliate of such a "holding company" or of a "subsidiary company" of such a "holding company" or a "public utility" within the meaning of PUHCA, (b) a "natural gas company" under the Natural Gas Act, as amended, or (c) a public utility or public service company (or similar designation) whose rates are established through cost of service rate regulation under the laws of any state in the United States or by any foreign country. Deerfield is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 5.25 ***Insurance.***

Schedule 5.25 lists each material insurance policy of Deerfield currently in effect. Sellers have made available to Buyer true, complete and correct copies of each such policy or the binder therefor. With respect to each such insurance policy or binder neither Deerfield nor, to Sellers' Knowledge, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and to Sellers' Knowledge there does not exist any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except (in each case) for such breaches, defaults, terminations, modifications, or accelerations which, individually or in the aggregate, would not result in a Material Adverse Effect on Deerfield or the Assets. To Sellers' Knowledge, the insurance policies listed in Schedule 5.25 include all policies which are required by applicable Law or agreement to be carried by Deerfield in connection with the operation of its businesses as currently operated.

Section 5.26 ***Undisclosed Liabilities.***

Except (a) as disclosed in the Deerfield Financial Statements, (b) for normal or recurring liabilities incurred since the latest balance sheet date shown on the Deerfield Financial Statements,

in the ordinary course of business consistent with past practices or (c) as set forth in Schedule 5.26, Deerfield does not have any liabilities, either accrued, contingent or otherwise, and whether due or to become due, which individually or in the aggregate exceed Ten Thousand Dollars ($10,000.00).

Section 5.27 ***Royalties and Rentals.***

Except for revenues which are being suspended in accordance with applicable Law, all royalties, excess royalties, overriding royalty interests, net profit interests, production payments, and other interests burdening production from or attributable to the Assets have been properly and timely paid. Since January 1, 2005, Deerfield has paid all delay rentals due by Deerfield under any Lease.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Buyer and Parent hereby jointly and severally represent and warrant to Sellers as follows:

Section 6.1 ***Organization and Capitalization.***

Parent is a corporation, duly formed and validly existing under the Laws of British Columbia, Canada, with full power to carry on its business as it is conducted and to own, lease, and operate its assets. Buyer is a corporation, duly formed and validly existing under the Laws of Nevada, with full power to carry on its business as it is conducted and to own, lease, and operate its assets. The number of outstanding Common Shares does not exceed Ninety-Five Million (95,000,000) shares and the total number of Common Shares that would be outstanding if all options, convertible and exchangeable securities of Parent were exercised or converted as of the Closing Date does not exceed One Hundred Eighty-Five Million (185,000,000).

Section 6.2 ***Authorization; Enforceability.***

Each of Buyer and Parent has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of Buyer's and Parent's obligations hereunder have been duly and validly authorized and approved by Buyer and Parent, and no other corporate action is required on the part of Buyer or Parent. This Agreement and all other agreements and instruments to be executed by Buyer or Parent in connection herewith have been duly executed and delivered by Buyer and Parent, and constitute legal, valid and binding obligations of Buyer and Parent, enforceable against Buyer and Parent in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

Section 6.3 ***Conflicts.***

Buyer's and Parent's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not and do not (with or without notice or lapse of time): (a) violate or conflict with any provision of Buyer's Organizational Documents or Parent's Organizational Documents; (b) result in the breach of any term or condition of, or constitute a

default or cause the acceleration of any obligation under any agreement or instrument to which Buyer or Parent is a party or by which either is bound; (c) violate or conflict with any applicable Law, or (d) result in the creation or imposition of any lien or security interest on any of its assets, except in the case of clause (b), (c) and (d) above, where such breaches, violations, or conflicts would not have a Material Adverse Effect on the Buyer or the Parent or the transactions contemplated hereby.

Section 6.4 Bankruptcy.

There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by, or threatened against Buyer or the Parent.

Section 6.5 Brokers' Fees.

Neither Buyer nor any Affiliate of Buyer has incurred or will incur any liability, contingent or otherwise, for brokers' or finders' fees in respect of the transactions contemplated hereby.

Section 6.6 Investment Intent.

Buyer is acquiring the Membership Interests for its own account and with the intention of holding the Membership Interests solely for investment. Buyer acknowledges that the Membership Interests have not been, and will not be, registered under the Securities Act of 1933, or any state securities Laws. Buyer is able to bear the risk of an investment in the Membership Interests, including risks associated with holding the Membership Interests for an extended period of time. Buyer has no intention as of the date hereof of selling the Membership Interests in a public distribution in violation of federal securities Laws or any applicable state securities Laws.

Section 6.7 Independent Investigation.

Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, subject to the express representations of Sellers set forth in Articles IV and V, Buyer (a) has relied or shall rely on its own independent investigation and evaluation of the Assets and (b) has satisfied or shall satisfy itself as to the environmental and physical condition of and contractual arrangements affecting Deerfield and the Assets. Buyer has had the opportunity to ask questions of Deerfield's directors, officers and consultants and Sellers regarding the acquisition of the Membership Units and an investment in Deerfield, and has received satisfactory answers to such questions. No investigation or evaluation by Buyer shall diminish or render ineffective any representation or warranty made by Sellers in Articles IV or V.

Section 6.8 Canadian Regulatory Filings.

Since January 1, 200_, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the applicable regulatory authorities under Canadian law ("Regulatory Authorities") pursuant to the reporting requirements of the securities laws of Canada (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial

statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Regulatory Filings"). Parent has delivered to the Sellers or their representatives true and complete copies of any Regulatory Filings that were not filed electronically via SEDAR. As of their respective dates, the Regulatory Filings complied in all material respects with the requirements of the Securities Laws applicable to the Regulatory Filings, and none of the Regulatory Filings, at the time they were filed with the Regulatory Authorities, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the Regulatory Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Regulatory Authorities with respect thereto. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (x) as may be otherwise indicated in such financial statements or the notes thereto, or (y) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Parent (A) is a reporting issuer in the Canadian provinces of [British Columbia, Alberta and Ontario] ("Canadian Jurisdictions") and not in default of applicable Canadian Securities Laws; (B) has a current Annual Information Form and is eligible under National Instrument 44-101 to file a short form prospectus with Canadian securities regulatory authorities of the Canadian Jurisdictions; and (C) meets the general eligibility requirements for use of Form F-10 under the Securities Act of 1933 as amended (the "Securities Act").

Section 6.9 US Regulatory Filings.

Since January 1, 2007, Parent has timely filed with the Securities and Exchange Commission of the United States (the "Commission") all forms, registration statements, reports, schedules and statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933 as amended (all such documents filed on or prior to the date of this Agreement, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the "Parent Financial Statements"), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Parent SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Parent as of the dates thereof and the consolidated results of

its operations and cash flows for the periods then ended. Morgan & Company is an independent registered public accounting firm with respect to Parent and has not resigned or been dismissed as independent registered public accountants of Parent as a result of or in connection with any disagreement with Parent on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 6.10 ***Litigation.***

As of the date hereof, there is no suit, action, investigation or other proceeding pending, at law or in equity, or to Parent's Knowledge, threatened, by or before any Governmental Entity, against Parent or any of its Assets seeking equitable relief or monetary damages in excess of $10,000. Neither Parent nor any of their current or former officers, managers, employees, agents or representatives, has been notified in writing by any Governmental Entity that he/she/it is currently the subject of an investigation by any Governmental Entity. Parent is not a party to any outstanding judgment, writ, decree, injunction or order of any Governmental Entity. As of the date hereof, there are no suits, actions, proceedings (at law or in equity) or investigations pending or, to the Knowledge of Parent, threatened, by or before any Governmental Entity seeking to, or that would reasonably be expected to, prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement. There is no pending suit, action or other proceeding (at law or in equity) by or before any Governmental Entity that has been brought by Parent against any Person.

Section 6.11 ***Capital Raising.***

In February 2007, Parent completed a private placement of Common Shares for gross cash proceeds in excess of Twenty Five Million US Dollars (US $25,000,000).

ARTICLE VII.
ADDITIONAL AGREEMENTS

Section 7.1 ***No Public Announcement.***

None of Buyer, Sellers or any of their respective Affiliates shall, without reasonable prior consultation with the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement (including communications or disclosures to lenders or rating agencies or in connection with the receipt of any consents or contractual notices) or to comply with applicable accounting, tax and disclosure obligations of any Governmental Entity.

Section 7.2 ***Expenses.***

Except as otherwise provided in this Agreement, prior to the Closing, Buyer, Parent and Sellers shall pay their respective costs and expenses incident to the negotiation and preparation of this Agreement and their respective performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including fees, expenses and disbursements of counsel, investment bankers and independent public accountants (collectively, "Transaction Fees"). Sellers agree that, in the event that the cash funds of Deerfield

as of the Closing Date are insufficient to pay the sum of any outstanding liabilities and obligations of Deerfield (a) as of the Closing Date, and (b) that result from the Closing and any other transactions contemplated from this Agreement, the Transaction Fees incurred by Deerfield shall be borne and paid by each Seller in proportion to its respective Seller Percentage.

Section 7.3 ***Tax Matters.***

Without the prior written consent of Buyer, Deerfield shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Deerfield, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Deerfield, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Deerfield for any period ending after the Closing Date or decreasing any Tax attribute of Deerfield existing on the Closing Date.

Section 7.4 ***Notification of Breaches of Representations.***

Buyer shall give Sellers written notice promptly upon obtaining knowledge of any breach by any Seller of any of the representations or warranties made by such Seller under this Agreement.

Section 7.5 ***Closing Deliveries.***

(a) At Closing, each Seller shall deliver to Buyer:

(i) the Assignment of the Membership Interests in the form of Exhibit D executed and dated the Closing Date;

(ii) resignations from all managers of Deerfield and such other officers or employees as Buyer requests in writing; and

(iii) such other documents as are reasonably appropriate to effect the transactions contemplated by this Agreement.

(b) At Closing, Buyer shall deliver:

(i) to each Seller such Seller's Seller Percentage of $500,000; and

(ii) to the Escrow Agent the cash portion of the Purchase Price constituting the Indemnity Escrowed Cash and certificates representing the Common Shares registered in the name of the Escrow Agent for the Indemnity Escrowed Shares.

Section 7.6 ***Sellers' Access to Records.***

Buyer shall cause Deerfield for a period of seven (7) years following Closing, to (i) retain the Records, and (ii) provide Sellers, their respective Affiliates, and its and their partners,

directors, officers, employees and representatives with access to the Records (to the extent that Sellers have not retained the original or a copy) during normal business hours for review and copying at such Person's expense in connection with Tax matters.

Section 7.7 Distribution of Certain Items.

Prior to the Closing, Deerfield shall distribute to the Sellers: (a) \$47,962.00 of Deerfield's and its subsidiaries' cash and (b) all of the Common Shares of the Parent then held by Deerfield.

Section 7.8 Audit of Financial Statements.

The Sellers warrant that the underlying books and records exist to allow the Parent to complete an audit of Deerfield's financial statements and Sellers agree to cooperate and provide assistance to Deerfield and the Parent so that an audit of the financial statements can be completed at the Parent's cost within ninety (90) days after Closing.

Section 7.9 Registration of the Common Shares.

Parent shall file with the Commission as soon as is commercially reasonable after January 1, 2008, and thereafter use its reasonable commercial efforts to cause to be declared effective, a registration statement (on Form F-1, Form S-1, Form SB-2 or such other form that it is eligible to use) in order to register (a) the Common Shares issuable to the Sellers hereunder and (b) the Common Shares distributed to the Sellers by Deerfield pursuant to Section 7.7 above, for resale and distribution under the Securities Act. Parent shall pay all of the expenses in preparation and filing of such registration statement and shall use commercially reasonable efforts to keep such registration statement effective for at least 180 days.

ARTICLE VIII.
INDEMNIFICATION

Section 8.1 Indemnification by Buyer and Parent.

Effective upon the Closing, Buyer and Parent hereby agree, jointly and severally, to indemnify, defend and hold harmless each Seller, its officers, directors, partners, employees, agents and representatives and any and all of Sellers' Affiliates and partners and their respective Affiliates, officers, directors, partners, employees, agents and representatives (collectively, the "Seller Group") from and against any and all claims, liabilities, suits, controversies, losses, costs and expenses (including, without limitation, claims for personal injury or death or property damage and including all court costs and reasonable attorneys' fees) (collectively, "Losses") arising out of, resulting from or attributable to any of the following: (a) any breach of any representation or warranty made by Buyer and/or Parent in Article VI and (b) any breach of any covenants made by Buyer and/or Parent set forth in this Agreement.

Section 8.2 Indemnification by Sellers.

Effective upon Closing, each Seller agrees to indemnify, defend and hold harmless Buyer and Parent and their respective officers, directors, partners, employees, agents and representatives and any and all of Buyer's Affiliates and partners and their respective Affiliates, officers, directors, partners, employees, agents and representatives (collectively, the "Buyer Group") from and against any and all Losses arising out of, resulting from or attributable to any of the following: (a) any breach of any representation or warranty made by such Seller in Article IV or Article V, subject to the several nature of the representations contained in Article IV and Article V, and (b) any breach of any covenant made by such Seller set forth in this Agreement.

Section 8.3 ***Limitations on Amount.***

(a) ***Deductible***. An Indemnitor shall have no obligation to indemnify any Indemnitee for any Losses under Section 8.1 or Section 8.2 unless and until the Indemnitors' aggregate indemnification obligations thereunder with respect to such Losses shall exceed $10,000 calculated on a cumulative basis and not on a per item basis (the "Deductible Amount"), at which point the Indemnitee shall be entitled to receive indemnification for the amount of Losses in excess of the Deductible Amount, as further limited by the first sentences of Article IV and Article V and by Section 8.3(b).

(b) ***Cap***. No indemnification payment made by Indemnitors shall be payable to Indemnitees to the extent the aggregated claims hereunder for Losses of such Indemnitees exceeds (i) in the case of the Buyer and Parent, an amount equal to $4,600,000, and (ii) in the case of claims against the Sellers, the amount of the Indemnity Escrow Fund up to an aggregate value of $4,600,000 in paid-out claims, with the value of any Indemnity Escrowed Shares paid to satisfy a claim to be determined in accordance with Section 8.3(f)

(c) ***Interpretation***. The term "Losses" as used in this Article VIII is not limited to matters asserted by Third Parties against an Indemnitee, but includes Losses incurred or sustained by the Indemnitee in the absence of Third Party Claims. The term "Losses" as used in this Article VIII shall not include any punitive damages or awards (unless payable as a result of a Third Party Claim).

(d) ***Loss Payments***. Each of the Sellers and the Representative hereby agrees that if, following the Closing, any payment is made pursuant to this Article VIII by such Seller in respect of any Losses (a "Loss Payment"), except for the commission of actual fraud or willful misconduct, such Seller shall have no rights against any current or former director, officer, manager or employee of Deerfield (in their capacity as such), whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such Loss Payment, and shall not take any action against any of such Persons with respect thereto. Any rights with respect to Loss Payments which any of the Sellers or the Representative may, by operation of law or otherwise, have against any of such Persons shall, effective at the time of the Closing, be deemed to be hereby expressly and knowingly waived, except for the commission of actual fraud or willful misconduct.

(e) ***Certain Matters Relating to the Indemnity Escrow; Escrow Period***.

The period during which claims for indemnification from the Indemnity Escrow Fund may be initiated (the "Escrow Period") shall commence on the Closing Date and terminate six months from the Closing Date (the "Indemnity Escrow Termination Date").

Notwithstanding the foregoing, three months from the Closing Date, the Indemnity Escrow Fund shall terminate with respect to one-half of the Indemnity Escrowed Cash, Indemnity Escrowed Shares and other property in the Indemnity Escrow Fund at such time (including any Common Shares or other equity securities ("New Shares") issued or distributed by the Parent (upon a stock split or otherwise) in respect of the Indemnity Escrowed Shares and constituting part of the Indemnity Escrow Fund)), and such Indemnity Escrowed Cash, Indemnity Escrowed Shares and other property shall be delivered to the Sellers on a pro rata basis in accordance with their Seller Percentages and shall no longer be available for the satisfaction of any claims under this Article VIII; provided, however, that the portion of the Indemnity Escrowed Cash and the number of Indemnity Escrowed Shares (and any related New Shares) and any other property which, subject to the provisions of this Article VIII (including any objection of the Representative in accordance with the provisions of this Article VIII) are necessary to satisfy any unsatisfied claims specified in any Indemnity Claim Notice delivered to the Escrow Agent prior to the expiration of such three-month period shall remain in the Indemnity Escrow Fund, which fund shall remain in existence, until such claims have been resolved. As each such claim is resolved, the Escrow Agent shall deliver to the Sellers on a pro rata basis in accordance with their Seller Percentages that portion of the Indemnity Escrowed Cash and the Indemnity Escrowed Shares (and any related New Shares) and other property remaining in the Indemnity Escrow Fund that were retained as a result of such claim and shall no longer be available for the satisfaction of any claims under this Article VIII.

Upon expiration of the Escrow Period, the Indemnity Escrow Fund shall terminate with respect to all Indemnity Escrowed Cash and Indemnity Escrowed Shares and other property in the Indemnity Escrow Fund at such time (including any New Shares issued or distributed by the Parent in respect of the Indemnity Escrowed Shares and constituting part of the Indemnity Escrow Fund)), and such Indemnity Escrowed Cash, Indemnity Escrowed Shares and other property shall be delivered to the Sellers on a pro rata basis in accordance with their Seller Percentages and shall no longer be available for the satisfaction of any claims under this Article VIII; provided, however, that the amount of the Indemnity Escrowed Cash, the number of Indemnity Escrowed Shares (and any related New Shares) and any other property which, subject to the provisions of this Article VIII (including any objection of the Representative in accordance with the provisions of this Article VIII) are necessary to satisfy any unsatisfied claims specified in any Indemnity Claim Notice delivered to the Escrow Agent prior to the expiration of the Escrow Period shall remain in the Indemnity Escrow Fund, which fund shall remain in existence, until such claims have been resolved. As each such claim is resolved, the Escrow Agent shall deliver to the Sellers on a pro rata basis in accordance with their Seller Percentages Indemnity Escrowed Cash, Indemnity Escrowed Shares (and any related New Shares) and other property remaining in the Indemnity Escrow Fund that were retained as a result of such claim and shall no longer be available for the satisfaction of any claims under this Article VIII.

(f) ***Payments Initially from Indemnity Cash; Valuation of Indemnity Escrowed Shares***. For purposes of (i) making a Loss Payment with respect to a Claim Notice pursuant to this Article VIII, other than with respect to a Loss Payment with respect to a Defective Asset, or (ii)

retaining Indemnity Escrowed Shares to satisfy any unsatisfied claims specified in any Indemnity Claim Notice delivered to the Escrow Agent prior to the expiration of the Escrow Period, other than with respect to a Loss Payment with respect to a Defective Asset, any Loss Payment shall be paid out of the Indemnity Escrowed Cash to the extent that such cash is sufficient to make the required Loss Payment, and then from the Indemnity Escrowed Shares. For purposes of the preceding sentence, each Indemnity Escrowed Share held as part of the Indemnity Escrow Fund shall be deemed to be valued at the volume weighted average price of the Common Shares based on the trades of Common Shares during the ten Trading Days immediately prior to the date of such Claim Notice. Any Loss Payment or retention of Indemnity Escrowed Cash or Indemnity Escrowed Shares resulting from an Indemnity Claim Notice of a Defective Asset shall be governed by the provisions of Section 8.9.

(g) ***Voting; Statements.*** Each Seller shall have the right to vote such Seller's pro rata portion of the Indemnity Escrowed Shares, and Parent will cooperate with the exercise of such rights. The Escrow Agent shall be obligated to promptly deliver copies of all proxy solicitation materials received by it, if any, to the Sellers, and to provide quarterly statements to the Representative regarding the Indemnity Escrow Fund.

Section 8.4 Indemnification Procedure.

(a) If a claim for Losses ("Indemnity Claim") is to be made by a member of the Buyer Group entitled to indemnification hereunder, Buyer shall be the only party entitled to give notice to the Representative and shall give such notice to the Representative and the Escrow Agent as soon as reasonably practicable after Buyer becomes aware that a fact, condition or event has occurred or exists which may give rise to Losses for which indemnification by a member of the Buyer Group may be sought under this Article VIII (an "Indemnity Claim Notice"). If a claim for Losses is to be made by a member of the Seller Group entitled to indemnification hereunder, the Representative shall be the only party entitled to give an Indemnity Claim Notice to Buyer, and shall give such Indemnity Claim Notice to Buyer as soon as reasonably practicable after the Representative becomes aware that a fact, condition or event has occurred or exists which may give rise to Losses for which indemnification by a member of the Seller Group may be sought under this Article VIII. In each case, the Indemnity Claim Notice shall consist of a certificate signed by an officer of Buyer or a certificate by the Representative, as applicable, that shall (i) describe in reasonable detail the facts and circumstances known to the Person entitled to indemnification (the "Indemnitee") that gave rise to such indemnification claim and the amount arising therefrom and (ii) if the aggregate amount of Losses exceeds the applicable Deductible Amount (after taking into account any other indemnification claims made by the Buyer Group or the Seller Group, as applicable, pursuant to this Article VIII), provide for a demand of payment of the amount. Any delay in submitting an Indemnity Claim Notice to the Representative or Buyer, as applicable, shall not relieve any indemnifying party (the "Indemnitor") of any liability hereunder, except to the extent that the Indemnitor was prejudiced by such delay; provided that Buyer and the Representative shall only be entitled to submit a Indemnity Claim Notice during the Escrow Period.

(b) Other than in the case of an Indemnity Claim Notice of a Defective Asset, if the Representative does not object in writing within the 30 day period after delivery by Buyer of the Indemnity Claim Notice, such failure to so object shall be an irrevocable acknowledgment by the

Representative on behalf of the Sellers that the Buyer Group identified in such Indemnity Claim Notice is entitled to the full amount of the claim set forth in such Indemnity Claim Notice. If Buyer does not object in writing within the 30 day period after delivery by the Representative of the Indemnity Claim Notice, such failure to so object shall be an irrevocable acknowledgment by Buyer that the Seller Group identified in the Indemnity Claim Notice is entitled to the full amount of the claim set forth in such Indemnity Claim Notice.

(c) Upon receipt of an Indemnity Claim Notice involving a claim by a Third Party (a "Third Party Claim") for which an Indemnitor believes it may have an obligation of indemnity under this Agreement, the Indemnitor shall, if it so elects in accordance with this Section 8.4 (without prejudice to its right to contest its obligation of indemnity under this Agreement), assume the defense of the Third Party Claim with counsel selected by the Indemnitor, and the Indemnitee shall cooperate in all reasonable respects; provided, however, that the Indemnitor will not have the authority to subject the Indemnitee to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If any Third Party Claim involves a fact pattern wherein each party may have an obligation to indemnify the other Party, each party may assume the defense of and hire counsel for that portion of the Third Party Claim for which it may have an obligation of indemnity. In all instances, the Indemnitee may employ separate counsel and participate in the defense of any Third Party Claim; provided, however, if the Indemnitor has assumed the defense of a Third Party Claim pursuant to this Section 8.4 and has agreed to indemnify the Indemnitee, the fees and expenses of counsel employed by the Indemnitee shall be borne solely by the Indemnitee. If the Indemnitor elects by written notice to undertake the defense of the Third Party Claim within thirty (30) days after receipt of the Indemnity Claim Notice, then (i) the Indemnitor shall defend the Indemnitee against such Third Party Claim, (ii) the Indemnitor shall pay any judgment entered or settlement with respect to such Third Party Claim, (iii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim that (A) does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnitee from all liability with respect to such Third Party Claim, and (B) would restrict such Indemnitee's ability to conduct its business in the ordinary course, and (iv) the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the Indemnitor's prior written consent. If the Indemnitor has not elected to undertake the defense of a Third Party Claim, or if the Indemnitor assumes the defense of a Third Party Claim pursuant to this Section 8.4 but fails to diligently defend against the Third Party Claim within thirty (30) days following any written notice from such Indemnitee asserting such failure, then the Indemnitee shall have the right to defend, at the sole cost and expense of the Indemnitor (to the extent the Indemnitee is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings. In such instances, the Indemnitee shall have full control of such defense and proceedings; provided that the Indemnitee shall not settle such Third Party Claim without the written consent of the Indemnitor; provided further, however, that if the Indemnitor fails to notify the Indemnitee in writing as to whether or not it consents to such settlement within thirty (30) days following its receipt of notice of such settlement from the Indemnitee, then such consent shall be deemed given. The Indemnitor may participate in, but not control, any defense or settlement controlled by an Indemnitee pursuant to this provision of Section 8.4, and the Indemnitor shall bear its own costs and expenses with respect to such participation. Notwithstanding the other provisions of this Section 8.4, if the Indemnitor disputes its potential liability to the Indemnitee under this Section 8.4 and if such dispute is resolved in favor of the Indemnitor, the Indemnitor shall not be required

to bear the costs and expenses of the Indemnitee's defense pursuant to this Section 8.4 The party controlling the defense of the proceedings agrees to afford the other relevant party and its counsel the opportunity to be present at conferences with all Persons, including Governmental Entities, asserting any Indemnity Claim or conferences with representatives of or counsel for such Persons. In those instances in which Buyer or Parent is the Indemnitor, the Indemnitor shall pay to the Indemnitee in immediately available funds any amounts to which the Indemnitee is entitled under this Article VIII as agreed to by the parties or as decided by arbitration pursuant to Section 10.8, with such payment to be made within fifteen (15) days after any such amounts are determined in accordance with this Agreement. In those instances in which a Seller is the Indemnitor, the Indemnitor shall pay to the Indemnitee in Indemnity Escrowed Cash and Indemnity Escrowed Shares any amounts to which the Indemnitee is entitled under this Article VIII as agreed to by the parties or as decided by arbitration pursuant to Section 10.8, with such distribution to be made from the Indemnity Escrow Fund within fifteen (15) days after any such amounts are determined in accordance with this Agreement.

Section 8.5 Representative

(a) At the Closing, Raymond T. Pirraglia shall be constituted and appointed, without any further act of any member of the Seller Group, the Seller Group's representative (the "Representative") and, as such, shall serve as and have all powers as agent and attorney-in-fact for and on behalf of each member of the Seller Group: (i) to give and receive notices and communications on their behalf with respect to any matters related to this Agreement; (ii) to object to such deliveries and any claims set forth in any Indemnity Claim Notice; (iii) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any claim for indemnification pursuant to this Article VIII; (iv) to litigate, mediate, arbitrate, defend, enforce or take any other actions and execute any other documents that the Representative deems advisable in connection with enforcing any rights or obligations or defending any claim or action under this Agreement on behalf of any member of the Seller Group; (v) to sign receipts, consents or other documents in connection with the Representative's duties hereunder; (vi) to review and approve, along with the Buyer, the release of any Indemnity Escrowed Cash, Indemnity Escrowed Shares or other property to the Sellers; and (vii) to take any and all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing, in each case, without having to seek or obtain the consent of any member of the Seller Group. Notice or communications to or from the Representative shall constitute notice to or from the Seller Group. All actions to be taken by a member of the Seller Group shall be taken solely by the Representative.

(b) No bond shall be required of the Representative. The Representative shall be reimbursed any and all expenses incurred by him in fulfilling his obligations under Section 8.5(a), including any legal and accounting fees payable to third party consultants, and the Representative shall be entitled to receive a fee of $250.00 per hour, billable on a quarterly hour basis, for time spent fulfilling his obligations under Section 8.5(a), with such expenses and fees to be paid from the Indemnity Escrowed Cash. The Representative shall submit all invoices to Buyer, who shall provide authorization of payment to the Escrow Agent within ten days of its receipt thereof.

(c) Without limiting the generality of the foregoing, the Representative shall not incur any liability with respect to any action taken or suffered by him in reliance upon any direction, instruction, consent, statement or other document believed by him to be genuinely and duly authorized, nor for any action or inaction in reliance in good faith upon advice of legal counsel. If the Representative shall die, become disabled, resign or otherwise be unable to fulfill his responsibilities hereunder, the Sellers, acting by consent of the Sellers having an interest in a majority of the Membership Interests (a "Majority") shall, as soon as practicable after such death, resignation or disability, appoint a successor to the Representative and immediately thereafter notify the Buyer of the identity of such successor. If a Majority chooses to remove the Representative for any reason, such Majority shall simultaneously appoint a successor to the Representative and immediately thereafter notify the Buyer of the identity of such successor. Any such successor pursuant to either of the preceding two sentences shall succeed the Representative as Representative hereunder.

(d) A decision, act, consent or instruction of the Representative shall constitute a decision of the members of the Seller Group, and shall be final, binding and conclusive upon the members of the Seller Group. The Buyer and any member of the Buyer's Group may rely upon any decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each member of the Seller Group. Although the Representative shall not be obligated to obtain instructions from the members of the Seller Group, prior to any decision, act, consent or instruction, if, and to the extent that, the Representative receives any written instructions from a Majority, the Representative shall comply with such instructions.

(e) The Representative shall not be liable to any of the members of the Seller Group for any act taken or omitted to be taken as Representative, except for the commission of actual fraud or willful misconduct. Each Seller shall severally indemnify the Representative and hold the Representative harmless against any damages or expenses incurred without bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

(f) The power of attorney granted by the members of the Seller Group to the Representative pursuant to this Section 8.5 is coupled with an interest and is irrevocable and shall not terminate or otherwise be affected by the death, disability, incompetence, bankruptcy or insolvency of any member of the Seller Group.

(g) The execution of this Agreement by the Sellers shall constitute ratification of the appointment of the Representative and approval of the provisions of this Section 8.5.

Section 8.6 Exclusive Remedy.

(a) If Closing occurs, the Indemnity Escrow Fund shall be the exclusive source for the satisfaction of any the indemnity obligations of the Sellers, and the express indemnities set forth in this Article VIII shall be the exclusive remedies for the parties for the breach of any representation, warranty or covenant set forth in this Agreement and for any claim arising out of, resulting from or related to the transactions contemplated hereby, and each party hereby releases,

waives and discharges, and covenants not to sue (and shall cause its Affiliates to release, waive, discharge and covenant not to sue) with respect to, any cause of action not expressly provided for in this Agreement, including claims under state or federal securities Laws and claims available at common Law, in equity or by statute.

(b) Sellers, Parent and Buyer agree that each party shall have right to enforce specific performance of the other parties obligations to close at Closing (provided that such party waives any breach by the other parties of any representations, warranties or covenants made by the other parties that would otherwise be a condition to such Closing).

Section 8.7 Express Negligence.

Without limiting or enlarging the scope of the indemnification and release set forth in this Agreement, to the fullest extent permitted by Law, such provisions shall be applicable regardless of whether the liabilities, Losses, costs, expenses and damages in question arise out of or result from the sole, active, passive, concurrent or comparative negligence, strict liability (statutory or otherwise) or other fault or violation of any Law of or by any Indemnitee or indemnified or released Person.

Section 8.8 Reduction For Insurance.

The amount which an Indemnitor is required to pay to, for, or on behalf of any Indemnitee pursuant to this Article VIII shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of the Indemnitee in reduction of the related Loss (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are herein sometimes called an "Indemnity Payment." If an Indemnitee shall have received, or if an Indemnitor shall have paid on its behalf, an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive, directly or indirectly, insurance proceeds in respect of such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such insurance proceeds, or, if less, the amount of the Indemnity Payment. The parties hereto agree that the foregoing shall not affect the subrogation rights of any insurance companies making payments hereunder.

Section 8.9 Defective Assets.

(a) The parties hereby acknowledge that, based on Buyer's due diligence to date, each of the Development Agreements are Defective Assets due to the following: (i) there are outstanding title and Encumbrance related issues with respect to each of the Development Agreements; (ii) Deerfield may not be in full compliance with certain provisions of the Fauvergue Development Agreement; and (iii) the Fauvergue Development Agreement shall terminate in April, 2007 unless an extension is agreed to by the parties thereto; and that Deerfield has not had an adequate opportunity to remedy any of the foregoing issues or other defects with respect to the Development Agreements. The parties hereby acknowledge and agree that the description of the issues in the preceding sentence shall be considered an Indemnity Claim Notice made by Buyer pursuant to Section 8.4(a) effective as of the Closing Date and shall be subject to Section 8.9(b) and Section 8.9(c), with the amount of the indemnification claim to be reasonably agreed to by the parties prior to the date that is three months from the Closing Date.

(b) The parties agree that, rather than being subject to the provisions of Section 8.4, the Sellers shall have the right to remedy the issues described in Section 8.9(a) with respect to the Development Agreements during the period from the Closing through April 30, 2008 by (i) negotiating with the parties to the Development Agreements and entering into amendments to the Development Agreements or new agreements with such parties and/or other Persons, or (ii) substituting Leases, Mineral Interests or other property rights with respect to acreage in the AMI for such Development Agreements. In the event that the Sellers elect in their sole discretion to attempt to substitute Leases, Mineral Rights or other property rights for the Development Agreements, the Buyer agrees to incur up to $100,000 of the costs to acquire such Leases, Mineral Interests or other property rights and, in such case, Buyer shall be reimbursed such costs solely from the Indemnity Escrowed Cash upon the termination of the Indemnity Escrow Fund. Buyer further agrees to provide reasonable commercial efforts to assist the Sellers in curing the issues described in Section 8.9(a) with respect to the Development Agreements, including providing geological and engineering work and the services of a landman at Buyer's sole cost and expense, and reasonably negotiating with the parties to the Development Agreements and other Persons regarding Leases, Mineral Interests or other property rights in the AMI. The parties agree that 4,000 acres of leased acreage in the AMI which is paid up for the first year with 100% mineral rights, a 5 year term and an average royalty (weighted based on the acreage size) between 1/8 and 20% constitutes fair consideration for the Development Agreements, and that in the event that the issues described in Section 8.9(a) are resolved with respect to one or both of the Development Agreements, the net acreage leasable under any such remedied Development Agreement shall be counted towards the 4,000 acre commitment provided that the sum of the royalties required by such Agreement and any leases thereunder does not exceed 20%. Any royalties or similar amounts payable under the Long Agreement or the Dunn-Norman Agreement shall not be included in determining whether the sum of the royalties payable exceeds 20%. The parties agree that any Leases, Mineral Rights or other property rights obtained by the Buyer or its Affiliate in the AMI shall be counted towards the 4,000 acre commitment.

(c) In the event that any of the Indemnity Escrowed Shares or other property are not released from the Escrow Fund as a result of the Indemnity Claim Notice set forth in Section 8.9(a), once at least 2,000 acres in the AMI are provided to Buyer as set forth in Section 8.9(b), for each 1,000 acres in the AMI that are provided as set forth in Section 8.9(b) (including the initial 2,000 acres), one-quarter of the Indemnity Escrowed Shares, Indemnity Escrowed Shares and other property retained shall be released and delivered to the Sellers on a pro rata basis in accordance with their Seller Percentages and shall no longer be available for the satisfaction of any claims under this Article VIII.

Section 8.10 Tax Treatment.

Indemnification payments made pursuant to this Article VIII shall be treated for all purposes, including, but not limited to, Taxes, as adjustments to the Purchase Price, and the parties agree to file their Tax Returns accordingly.

ARTICLE IX.
NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 9.1 ***Survival of Representations and Warranties.***

The representations and warranties of Buyer, Parent and the Sellers contained herein shall survive the Closing and shall remain in full force and effect until the Indemnity Termination Date.

Section 9.2 ***Survival of Covenants.***

The covenants and agreements of Buyer, Parent and Sellers contained in this Agreement that are to be performed at or prior to the Closing shall survive Closing for (a) the time period(s) set forth in the respective Sections contained in this Agreement, or (b) if no time period is specified, for a period of six (6) months following the Closing. The post-closing covenants and agreements of Buyer, Parent and Sellers contained in this Agreement that are to be performed following the Closing shall survive Closing for (a) the time period(s) set forth in the respective Sections contained in this Agreement, or (b) if no time period is specified, without any contractual limitation on the period of survival.

Section 9.3 ***Expiration of Survival Period.***

No party may bring a claim for indemnification pursuant to Article VIII hereof to the extent notice of such claim is received after the expiration of the survival periods set forth above with respect to the subject matter of such claim.

ARTICLE X.
MISCELLANEOUS

Section 10.1 ***Notices.***

All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (a) in person, (b) by courier, (c) by overnight delivery service with proof of delivery, (d) by prepaid registered or certified first-class mail, return receipt requested, in each such case addressed to the respective party at the address set forth below, or (e) if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

If to Sellers:

To the address set forth under such Seller's name on the signature page hereof.

If to Deerfield, to:

Raymond T. Pirraglia
74 Narrows Road South
Staten Island, New York 10305

Facsimile: (718) 815-2987

With a copy to:

Boyer & Ketchand
9 Greenway Plaza, Suite 3100
Houston, Texas 77046
Attn: John W. Menke
Facsimile: (713) 871-2024

If to Buyer or Parent, to:

MegaWest Energy Corp.
789 West Pender Street
Suite 1010
Vancouver, BC V6C 1H2
Canada
Attention: George Orr
Direct Dial: (604) 606-7978
Facsimile: (604) 606-7980

With a copy to:

Haynes and Boone, L.L.P.
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Guy Young
Facsimile: (713) 236-5699
Confirm: (713) 547-2081

If to Representative, to:

Raymond T. Pirraglia
74 Narrows Road South
Staten Island, New York 10305
Facsimile: (718) 815-2987

With a copy to:

Robert A. Pirraglia
56 Stella Road
Belmont, Massachusetts 02478
Facsimile : (617) 489-4477

or to such other address or facsimile number and to the attention of such other Person as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

Section 10.2 Assignment and Successors.

Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 10.3 Entire Agreement; Amendment.

This Agreement, the Exhibits hereto, and the Schedules hereto constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersede all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement (or any provision hereof) may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of Buyer, Parent and each Seller.

Section 10.4 Governing Law.

This Agreement shall be governed by, construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to choice of law rules.

Section 10.5 Waiver.

The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

Section 10.6 Severability.

Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.7 No Third Party Beneficiaries.

Except as provided in Article VIII, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies.

Section 10.8 Arbitration.

Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the

validity, scope, and enforceability of this Section 10.8, will be solely and finally settled by binding arbitration, without right of appeal. Arbitration will be conducted before a single arbitrator in New York, New York by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and in accordance with the Federal Arbitration Act, 9 U.S.C. § 1 et. seq. Judgment upon any award rendered by the arbitrator may be entered by the state or federal court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other and to the American Arbitration Association ("Demand for Arbitration"). The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

Section 10.9 ***Counterparts.***

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.10 ***Headings.***

The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

Section 10.11 ***Negotiated Transaction.***

The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

Section 10.12 ***Specific Performance.***

Each of parties acknowledge and agree that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed by such party in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Each party waives any requirement that another party post bond or other indemnity in connection with the seeking or award of any such injunction or specific performance.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:

MEGAWEST ENERGY (USA) CORP.

By: R. William Thornton
Name: R. William T. Thornton
Title: Chief Operating Officer
Director

PARENT:

MEGAWEST ENERGY CORP.

By: R. William Thornton
Name: R. William Thornton
Title: Chief Operating Officer

DEERFIELD:

DEERFIELD ENERGY LLC

By: ____________________
Name: ____________________
Title: ____________________

THE REPRESENTATIVE:

____
Raymond T. Pitraglia

SELLERS:

____
AKE ALMGREN
Address for notice: ____________________

State of residence: ____________________

[Signature page to Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:

MEGAWEST ENERGY (USA) CORP.

By: ______________________
Name: ______________________
Title: ______________________

PARENT:

MEGAWEST ENERGY CORP.

By: ______________________
Name: ______________________
Title: ______________________

DEERFIELD:

DEERFIELD ENERGY LLC

By: Raymond T. Pirraglia
Name: RAYMOND T. PIRRAGLIA
Title: DIRECTOR

THE REPRESENTATIVE:

____
Raymond T. Pirraglia

SELLERS:

____
AKE ALMGREN
Address for notice: ______________________
____
State of residence: ______________________

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:

MEGAWEST ENERGY (USA) CORP.

By:____________________________
Name: ___________________________
Title: ____________________________

PARENT:

MEGAWEST ENERGY CORP.

By:____________________________
Name: ___________________________
Title: ____________________________

DEERFIELD:

DEERFIELD ENERGY LLC

By:____________________________
Name: ___________________________
Title: ____________________________

THE REPRESENTATIVE:

____
Raymond T. Pirraglia

SELLERS:

Ake Almgren
AKE ALMGREN
Address for notice: 726 Roberson Road
Sequim, WA 98382
State of residence: Washington

[Signature page to Membership Interest Purchase Agreement]

DK TRUE ENERGY DEVELOPMENT LTD.

By: [signature]
David Kahn, Director
Address for notice: 9040 San Francisco
Brossard, Quebec J4X 2H4 (Canada)
State of residence: Istanbul, Turkey

____
JAMES HAYMOUR
Address for notice: __________________

State of residence: __________________

____
LARRY HANCOCK
Address for notice: __________________

State of residence: __________________

HEALTH SOLUTIONS HOLDINGS INC.

By: ____________________________
Raymond T. Pirraglia, President
Address for notice: __________________

State of Incorporation: ________________

____
JOHN LADD
Address for notice: __________________

State of residence: __________________

DK TRUE ENERGY DEVELOPMENT LTD.

By: ______________________
David Kahn, Director
Address for notice: ______________________

____

State of residence: ______________________

____
JAMES HAYMOUR
Address for notice: P.O. Box 60058, 677 Cougar Ridge Drive SW, T3H 5J2
State of residence: CALGARY, ALBERTA, CANADA

____
LARRY HANCOCK
Address for notice: ______________________

____

State of residence: ______________________

HEALTH SOLUTIONS HOLDINGS INC.

By: ______________________
Raymond T. Pirraglia, President
Address for notice: ______________________

____

State of Incorporation: ______________________

____
JOHN LADD
Address for notice: ______________________

____

State of residence: ______________________

DK TRUE ENERGY DEVELOPMENT LTD.

By: ______________________
David Kahn, Director
Address for notice: ______________________

____
State of residence: ______________________

____
JAMES HAYMOUR
Address for notice: ______________________

____
State of residence: ______________________

Larry W. Hancock
LARRY HANCOCK
Address for notice: 32131 Divot
Waller, Texas 77484
State of residence: Texas

HEALTH SOLUTIONS HOLDINGS INC.

By: ______________________
Raymond T. Pirraglia, President
Address for notice: ______________________

____
State of Incorporation: ______________________

John Ladd
JOHN LADD
Address for notice: 1730 WHITE OAK
HOUSTON, TX 77009
State of residence: TEXAS

[Signature page to Membership Interest Purchase Agreement]

DK TRUE ENERGY DEVELOPMENT LTD.

By: ______________________
David Kahn, Director
Address for notice: ______________________
____
State of residence: ______________________

____
JAMES HAYMOUR
Address for notice: ______________________
____
State of residence: ______________________

____
LARRY HANCOCK
Address for notice: ______________________
____
State of residence: ______________________

HEALTH SOLUTIONS HOLDINGS INC.

By: Raymond T Pirraglia
Raymond T. Pirraglia, President
Address for notice: 400 West 9th Street
Wilmington DE 19801
State of Incorporation: Delaware

____
JOHN LADD
Address for notice: ______________________
____
State of residence: ______________________

[Signature page to Membership Interest Purchase Agreement]

LPL INVESTMENTS, INC.

By: *Larry W. Hancock*
Larry Hancock, President
Address for notice: *P.O. Box 455*
Hockley, Texas 77447
State of residence: *Texas*

MISSOURI TAR SANDS LLC.
By: ______________________
George T. Stapleton, II, Managing Member
Address for notice: ______________________

State of residence: ______________________

MK TECH SOLUTIONS INC.

By: ______________________
Myron Kuhlman, President
Address for notice: ______________________

State of residence: ______________________

____
ANTHONY PIRRAGLIA
Address for notice: ______________________

State of residence: ______________________

____
RAYMOND T. PIRRAGLIA
Address for notice: ______________________

State of residence: ______________________
Spouse: ______________________

[Signature page to Membership Interest Purchase Agreement]

LPL INVESTMENTS, INC.

By: ______________________
Larry Hancock, President
Address for notice: ________________
____
State of residence: ________________

MISSOURI TAR SANDS LLC.
By: George T. Stapleton, III
George T. Stapleton, II, Managing Member
Address for notice: 11 LEIGH COURT
SUGAR LAND, TX 77479
State of residence: INCORPORATION TEXAS

MK TECH SOLUTIONS INC.

By: ______________________
Myron Kuhlman, President
Address for notice: ________________
____
State of residence: ________________

____
ANTHONY PIRRAGLIA
Address for notice: ________________
____
State of residence: ________________

____
RAYMOND T. PIRRAGLIA
Address for notice: ________________
____
State of residence: ________________
Spouse: ________________

[Signature page to Membership Interest Purchase Agreement]

LPL INVESTMENTS, INC.

By: ____________________
Larry Hancock, President
Address for notice: ____________________
____
State of residence: ____________________

MISSOURI TAR SANDS LLC.
By: ____________________
George T. Stapleton, II, Managing Member
Address for notice: ____________________
____
State of residence: ____________________

MK TECH SOLUTIONS INC.

By: Myron Kuhlman
Myron Kuhlman, President
Address for notice: 12843 Covey Lane
Houston
State of residence: Texas 77099

____
ANTHONY PIRRAGLIA
Address for notice: ____________________
____
State of residence: ____________________

____
RAYMOND T. PIRRAGLIA
Address for notice: ____________________
____
State of residence: ____________________
Spouse: ____________________

[Signature page to Membership Interest Purchase Agreement]

LPL INVESTMENTS, INC.

By: ______________________
Larry Hancock, President
Address for notice: ____________________

State of residence: ____________________

MISSOURI TAR SANDS LLC.
By: ______________________
George T. Stapleton, II, Managing Member
Address for notice: ____________________

State of residence: ____________________

MK TECH SOLUTIONS INC.

By: ______________________
Myron Kuhlman, President
Address for notice: ____________________

State of residence: ____________________

____
ANTHONY PIRRAGLIA
Address for notice: 56 Stella Rd.
Belmont, MA 02478
State of residence: Massachusetts

____
RAYMOND T. PIRRAGLIA
Address for notice: ____________________

State of residence: ____________________
Spouse: ____________________

LPL INVESTMENTS, INC.

By: ______________________
Larry Hancock, President
Address for notice: ____________________

State of residence: ____________________

MISSOURI TAR SANDS LLC.
By: ______________________
George T. Stapleton, II, Managing Member
Address for notice: ____________________

State of residence: ____________________

MK TECH SOLUTIONS INC.

By: ______________________
Myron Kuhlman, President
Address for notice: ____________________

State of residence: ____________________

____
ANTHONY PIRRAGLIA
Address for notice: ____________________

State of residence: ____________________

Raymond T. Pirraglia
RAYMOND T. PIRRAGLIA
Address for notice: 74 Narrows Road South
Staten Island, NY 10305

State of residence: New York
SSN ____________________

[Signature page to Membership Interest Purchase Agreement]

ROBERT A. PIRRAGLIA
Address for notice: 56 Stella Rd
Belmont MA 02478
State of residence: MA

ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR CAITLIN PIRRAGLIA UNDER THE NYUTMA
Address for notice: 56 Stella Rd
Belmont MA 02478
State of residence: MA

ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR NICOLE PIRRAGLIA UNDER THE NYUTMA
Address for notice: 56 Stella Rd
Belmont MA 02478
State of residence: MA

RED ROCK INTERESTS LTD.

By: ____________________
Steven B. Erikson, President
Address for notice: ____________________
State of residence: ____________________

____
GEORGE T. STAPLETON, II
Address for notice: ____________________
State of residence: ____________________

[Signature page to Membership Interest Purchase Agreement]

ROBERT A. PIRRAGLIA
Address for notice: ____________________

____
State of residence: ____________________

ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR CAITLIN PIRRAGLIA UNDER THE NYUTMA
Address for notice: ____________________

____
State of residence: ____________________

ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR NICOLE PIRRAGLIA UNDER THE NYUTMA
Address for notice: ____________________

____
State of residence: ____________________

RED ROCK INTERESTS LTD.

By: [signature]
Steven B. Erikson, President
Address for notice: 802 E. FRIAR TUCK
HOUSTON, TX 77024
State of residence: TEXAS

GEORGE T. STAPLETON, II
Address for notice: ____________________

____
State of residence: ____________________

[Signature page to Membership Interest Purchase Agreement]

ROBERT A. PIRRAGLIA
Address for notice: __________

State of residence: __________

ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR CAITLIN PIRRAGLIA UNDER THE NYUTMA
Address for notice: __________

State of residence: __________

ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR NICOLE PIRRAGLIA UNDER THE NYUTMA
Address for notice: __________

State of residence: __________

RED ROCK INTERESTS LTD.

By: __________
Steven B. Erikson, President
Address for notice: __________

State of residence: __________

[signature]
GEORGE T. STAPLETON, II
Address for notice: 11 LEIGH COURT
SUGAR LAND, TX 77479
State of residence: TEXAS

[Signature page to Membership Interest Purchase Agreement]

JANET YOUNG

Address for notice: #026-2220-68th St NE
Calgary Alberta, Canada T1Y6Y7

State of residence: Alberta

[Signature page to Membership Interest Purchase Agreement]

EXHIBIT A

DEERFIELD ENERGY LLC MEMBERS

NAME AND ADDRESS OF MEMBER	NUMBER OF MEMBERSHIP UNITS	SELLER PERCENTAGE
AKE ALMGREN 726 Roberson Road Sequim, WA 98382	78	8.39%
DK TRUE ENERGY DEVELOPMENT LTD. Akropoleos, 44-46, 1st Floor, Flat/Office 101 P.C. 2012, Nicosia, Cyprus	214	23.01%
LARRY HANCOCK 32131 Divot Wallet, TX 77484	8	0.86%
JAMES HAYMOUR PO Box 60058, 677 Cougar Ridge Drive SW Calgary, Alberta, Canada T3H 532	23	2.47%
HEALTH SOLUTIONS HOLDINGS, INC. 400 West 9th Street, Suite 305 Wilmington, DE 19801	32	3.44%
JOHN LADD 1730 White Oak Houston, TX 77009	46	4.95%
LPL INVESTMENTS, INC. 32131 Divot Wallet, TX 77484	18	1.94%
MISSOURI TAR SANDS LLC 11 Leigh Court Sugar Land, TX 77479	186	20.00%
MK TECH SOLUTIONS INC. 12843 Covey Lane Houston, TX 77099	8	0.86%
ANTHONY PIRRAGLIA 56 Stella Road Belmont, MA 02478	5	0.54%
RAYMOND T. PIRRAGLIA 74 Narrows Road South Staten Island, NY 10305	198	21.29%

ROBERT A. PIRRAGLIA 56 Stella Road Belmont, MA 02478	35	3.76%
ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR CAITLIN PIRRAGLIA UNDER THE NYUTMA 56 Stella Road Belmont, MA 02478	5	0.54%
ROBERT A. PIRRAGLIA, AS CUSTODIAN FOR NICOLE PIRRAGLIA UNDER THE NYUTMA 56 Stella Road Belmont, MA 02478	5	0.54%
RED ROCK INTERESTS LTD. 802 East Friar Tuck Houston, TX 77024	38	4.09%
GEORGE T. STAPLETON, II 11 Leigh Court Sugar Land, TX 77479	8	0.86%
JANET YOUNG #826-2220-68th Street NE Calgary, Alberta, Canada T1Y 6Y7	23	2.47%
TOTAL	**930**	**100.00%**

EXHIBIT B
Property Description

All rights, titles and interests of Deerfield in the following:

- Enhanced Oil Recovery Development Agreement dated as October 3, 2005 by and between Deerfield and George and Earleen Fauvergue, as amended by the First Amendment to Enhanced Oil Recovery Agreement dated March 2, 2006

- Enhanced Oil Recovery Development Agreement dated as May 31, 2006 by and between Deerfield and Ida Children's Trust

Schedule 4.6
Foreign Members

DK TRUE ENERGY DEVELOPMENT LTD.
Akropoleos, 44-46, 1st Floor, Flat/Office 101
P.C. 2012, Nicosia, Cyprus

JAMES HAYMOUR
PO Box 60058, 677 Cougar Ridge Drive SW
Calgary, Alberta, Canada T3H 532

JANET YOUNG
#826-2220-68th Street NE
Calgary, Alberta, Canada T1Y 6Y7

Schedule 5.10(a)
Contracts

- Enhanced Oil Recovery Development Agreement dated as October 3, 2005 by and between Deerfield Energy LLC and George and Earleen Fauvergue, as amended by the First Amendment to Enhanced Oil Recovery Agreement dated March 2, 2006

- Enhanced Oil Recovery Development Agreement dated as May 31, 2006 by and between Deerfield Energy LLC and Ida Children's Trust

- Consulting Agreement dated December 9, 2005 by and between Deerfield Energy LLC and Shari Dunn-Norman

- Consulting Agreement dated December 1, 2005 by and between Deerfield Energy LLC and James R. Long as amended pursuant to the First Amendment to Consulting Agreement dated December 1, 2006

- Acquisition Agreement dated January 26, 2006 among Deerfield Energy LLC, True Energy Solutions LLC and Missouri Tar Sands LLC

- Assumption and Loan Conversion Agreement dated December 20, 2006, among Deerfield Energy LLC, Agosto Corporation Ltd. and Brockton Capital Corp. and Promissory Note dated December 20, 2006 with a principal amount of $500,000

- Promissory Note dated August 11, 2006 from Deerfield Energy LLC to Agosto Corporation Ltd., with a principal amount of US$500,000 (Deerfield Energy LLC's obligations thereunder were assumed by Brockton Capital Corp. pursuant to the Assumption and Loan Conversion Agreement dated December 20, 2006, among Deerfield Energy LLC, Agosto Corporation Ltd. and Brockton Capital Corp.)

Schedule 5.10(b)
Contract Defaults

Deerfield has been advised that it may be in default with respect to the Enhanced Oil Recovery Development Agreement dated as October 3, 2005 by and between Deerfield and George and Earleen Fauvergue, as amended by the First Amendment to Enhanced Oil Recovery Agreement dated March 2, 2006.

Schedule 5.20
Bank Accounts

Checking Account # 52562902
Citibank, NA, Branch #131
1492 Hylan Boulevard
Staten Island, NY 10305
Authorized Signer: Raymond T. Pirraglia

IMM Account # 62401934
Citibank, NA, Branch #131
1492 Hylan Boulevard
Staten Island, NY 10305
Authorized Signer: Raymond T. Pirraglia

Pledged Savings Account: #62403307
Citibank, NA, Branch #131
1492 Hylan Boulevard
Staten Island, NY 10305
Authorized Signer: Raymond T. Pirraglia
Funds pledged as security pursuant to Organization Report and Personal Bond filed with State of Missouri Department of Natural Resources in March, 2007 regarding drilling of wells in Vernon County, Missouri

Schedule 5.21
Title to Assets

Upon information and belief, there may be title and encumbrance issues with respect to the Fauvergue Development Agreement and Ida Development Agreement. Any such issues shall be subject to the provisions of Article VIII of the Purchase Agreement and, more specifically, Section 8.9 thereof.

Schedule 5.25
Insurance

General Liability Policy – St. Paul Surplus Lines Insurance Company – Policy No. MU05536257
Policy Period: 3.14.06 – 4/14/07

Schedule 5.26
Undisclosed Liabilities

Pursuant to the Acquisition Agreement dated January 26, 2006 (the "Acquisition Agreement") among Deerfield Energy LLC ("Deerfield"), True Energy Solutions LLC and Missouri Tar Sands LLC ("MTS"), MTS is entitled to a bonus from Deerfield in the amount of $125,000 in the event of a Change in Control (as that term is defined in the Acquisition Agreement) while George T. Stapleton, II is serving as Chief Operating Officer of Deerfield, which bonus shall be payable by Deerfield as a result of the Closing. Deerfield shall be subject to this liability, and shall make payment to MTS, post-closing.